UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2022

XL FLEET CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Newton Street Boston, MA	02135
(Address of principal executive offices)	(Zip Code)

(617) 718-0329

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

XL Fleet Corp. held its Annual Meeting of Stockholders on May 4, 2022 (“2022 Annual Meeting”). The following is a brief description of each matter voted upon at the 2022 Annual Meeting, as well as the number of votes cast for, against or withheld as to each matter and the number of abstentions and broker non-votes with respect to each matter.

Proposal I – Election of Directors

Nominee	For	Withhold	Broker Non-Vote
Kevin Griffin	43,649,032	6,660,346	33,086,825
Christopher Hayes	43,088,469	7,220,909	33,086,825

Proposal II – Ratification of Audit Committee’s appointment of Marcum LLP as independent public accountants for the fiscal year ending December 31, 2022:

For	81,832,457
Against	795,907
Abstain	767,839

Proposal III –Advisory vote regarding executive compensation:

For	43,293,855
Against	6,818,185
Abstain	197,338
Broker Non-Vote	33,086,825

Proposal IV – Selection of frequency of future stockholder advisory vote to approve executive compensation:

1 Year	48,463,893
2 Years	284,399
3 Years	1,289,008
Abstain	272,078
Non-Vote	33,086,825

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

XL FLEET CORP.

Date: May 4, 2022	By:	/s/ Stacey Constas
	Name:	Stacey Constas
	Title:	Associate General Counsel

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